EXHIBIT 23


                         CONSENT OF INDEPENDENT ACCOUNTANTS
                         ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32139) of CCC Information Services Group, Inc. of our report dated June 27, 2003 relating to the financial statements of the CCC Information Services Inc. 401(k) Retirement Savings & Investment Plan, which appears in this Form 11-K.


/s/ PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
June 27, 2003

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